                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              AQUARION COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              AQUARION COMPANY
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF AQUARION APPEARS HERE]


                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                 April 26, 1994



To The Shareholders:

     The Annual Meeting of Shareholders of AQUARION COMPANY (the "Company") will be held at 9:30 a.m. on Tuesday, April 26, 1994, at its Easton Lake Reservoir Water Treatment Plant, 35 Buck Hill Road, Easton, Connecticut for the purposes set forth below. Tours of the Treatment Plant will be conducted for shareholders and guests immediately following the Annual Meeting. Directions to the Plant will be sent once we receive your proxy card.

     1.   To elect four directors to Class III of the Board of Directors.

     2. To ratify the selection of Price Waterhouse as the Company's independent public accountants for the coming year.

     3. To approve a Stock Incentive Plan for officers and key employees of the Company and its subsidiaries.

     4.   To approve a Directors' Deferred Compensation Plan.

     5. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 1994 will be entitled to vote at the meeting.

                               By Order of the Board of Directors

                               LARRY L. BINGAMAN
                               Secretary

- --------------------------------------------------------------------------------
  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING AND TOUR THE TREATMENT PLANT. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST THAT YOU SIGN AND DATE THE PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING AND VOTE IN PERSON.
- --------------------------------------------------------------------------------

                                AQUARION COMPANY
                                835 Main Street
                         Bridgeport, Connecticut  06601

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                           To Be Held April 26, 1994


     The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 26, 1994, and any adjournment thereof.

     Holders of the Common Stock of the Company of record at the close of business on March 8, 1994 are entitled to notice of and to vote at the meeting. On the record date, there were 6,491,841 outstanding shares of Common Stock, which is the only class of capital stock of the Company entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held.

     A proxy may be revoked by a shareholder at any time before it is voted by mailing his or her revocation or a subsequent proxy to the Secretary of the Company at the above address or by filing a written revocation at the meeting with the Secretary of the Company. Each valid proxy will be voted at the meeting, and such vote will be cast in accordance with the shareholder's direction specified in the proxy.

     The cost of soliciting proxies, which will be borne by the Company, is estimated to total $5,500. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Banks, brokerage houses and other custodians, nominees or fiduciaries who hold stock in their names will be requested to solicit proxies from the persons owning such stock. Morrow & Co., 909 Third Avenue, New York, New York 10022, has been retained by the Company to assist in such solicitation.

     The Proxy Statement and Proxy are being mailed to shareholders beginning on March 21, 1994.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees and Beneficial Ownership

     The Board of Directors of the Company is divided into three classes. At the Annual Meeting, four directors will be elected to Class III for a three-year term. At the 1995 Annual Meeting of Shareholders, directors will be elected to Class I for a three-year term and at the 1996 Annual Meeting of Shareholders, directors will be elected to Class II for a three-year term. Information with respect to the four nominees proposed for election to Class III and information with respect to the seven other directors is set forth below. All nominees have been nominated by the Board of Directors for election as directors. It is intended that the proxies will be voted for the four nominees hereinafter named, all of whom have indicated their willingness to serve if elected, unless otherwise indicated on any proxy. All nominees are presently directors of the Company. Directors are elected by plurality vote. Abstentions and broker non-votes will not have the effect of votes in opposition to a director.

     While it is not anticipated that any of the nominees will be unable to serve as a director, if that should occur, the proxies will be voted for such other person or persons as the present Board of Directors shall determine, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Nominees for Election as Class III Directors to Serve Three-Year Terms Ending at the 1997 Annual Meeting of Shareholders

                                                                      Director
                          Age        Principal Occupation               Since
                          ----       --------------------               -----
George W. Edwards, Jr.     54   President and Chief Executive            1988
                                Officer (since 1991) of Kansas
                                City Southern Railway Co.
                                Chairman (1987 to 1991),
                                President (1985 to 1987) and
                                Chief Executive Officer (1985 to
                                1991) of The United Illuminating
                                Company, an electric utility
                                company.  Director of Hubbell
                                Incorporated, Kansas City
                                Southern Industries and El Paso
                                Electric Company.

Eugene D. Jones            69   Senior Vice President (since             1992
                                1981) of Greiner, Inc., a
                                consulting engineering firm
                                specializing in
                                transportation-related
                                facilities.  Trustee of Northeast
                                Utilities and Clarkson University.

G. Jackson Ratcliffe       57   Chairman, President and Chief            1982
                                Executive Officer of Hubbell
                                Incorporated, a manufacturer of
                                electrical/electronic components
                                and systems.  Director of
                                Praxair, Inc. and Olin
                                Corporation.

William S. Warner          69   Chairman and formerly President          1956
                                (1982 to 1988) and Chief
                                Executive Officer (1982 to 1989)
                                of the Company.  Director of The
                                United Illuminating Company.

Class I Directors Whose Three-Year Terms End at the 1995 Annual Meeting of
 Shareholders

                                                                      Director
                           Age            Principal Occupation          Since
                           ---            --------------------          -----
Geoffrey Etherington       65   President and Chairman of                1976
                                Etherington Industries, a group of
                                six privately held industrial
                                companies.

Norwick R.G. Goodspeed     71   Chairman (since 1988) of People's        1972
                                Mutual Holdings, a bank holding
                                company.  Director of People's
                                Bank.  Formerly Chairman of
                                People's Bank.

Jack E. McGregor           59   President (since 1988), Chief            1987
                                Executive Officer (since January
                                1990), Chief Operating Officer
                                (1988 to January 1990) and
                                Executive Vice President (1985 to
                                1988) of the Company. Director of
                                People's Bank and Physicians Health
                                Services, Inc. Director and Member
                                of Executive Committee, National
                                Association of Water Companies.
                                Trustee of Fairfield University and
                                Yale-New Haven Hospital.

Class II Directors Whose Three-Year Terms End at the 1996 Annual Meeting of
Shareholders
                                                                       Director
                          Age       Principal Occupation                Since
                          ---       --------------------                -----

Janet D. Greenwood         50   Consultant, Heidrick and Struggles.      1988
                                President Emeritus and Professor
                                (since 1991) and formerly President
                                (1987 to 1991) of the University of
                                Bridgeport.  Founding President of
                                the Long Island Sound Foundation.

Donald M. Halsted, Jr.     67   Self-employed businessman. Director      1975
                                of Bancroft Convertible Fund, Inc.
                                and Ellsworth Convertible Growth
                                and Income Fund, Inc.

Larry L. Pflieger          70   Private Investor.  Formerly              1985
                                President, Vice President- Finance
                                and Treasurer of Warnaco, Inc., a
                                diversified apparel manufacturer.

John A. Urquhart           65   President, John A. Urquhart              1990
                                Associates, a management consultant
                                firm.  Vice Chairman of Enron Corp.
                                Formerly Senior Vice President, GE
                                Industrial & Power Systems of the
                                General Electric Company.  Director
                                of TECO Energy, Inc., Enron Corp.,
                                Hubbell Incorporated and The Weir
                                Group PLC.


Stock Ownership of Beneficial Owners

     The following table sets forth information as to all persons (including "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of December 31, 1993.

       Name and Address of                Shares
        Beneficial Owner            Beneficially Owned      Percent
        ----------------            ------------------      -------
  J.P. Morgan & Co. Incorporated         380,200              5.8
  60 Wall Street
  New York, NY  10260

     Under Schedule 13G, J.P. Morgan & Co., Incorporated, has reported that it has the sole power to dispose of the 380,200 shares and the sole power to vote 270,900 shares.

Stock Ownership of Directors and Officers

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each director, by each of the five most highly compensated executive officers, and by all directors and executive officers as a group, as of March 8, 1994:

  Name of Individual or                Shares Beneficially Owned    Percent of
Number of Persons in Group           Directly or Indirectly (1)(2)   Class (3)
- --------------------------           -----------------------------  -----------
George W. Edwards..................                  500                 *

Geoffrey Etherington...............                4,305                 *

Norwick R. G. Goodspeed............                  741                 *

Janet D. Greenwood.................                  200                 *

Donald M. Halsted, Jr. ............                5,902                 *

Eugene D. Jones....................                  224                 *

Jack E. McGregor...................               98,747                1.5%

Larry L. Pflieger..................                2,634                 *

G. Jackson Ratcliffe...............                2,904                 *

John A. Urquhart...................                  500                 *

William S. Warner..................               19,812                 *

Larry L. Bingaman..................               27,734                 *

Janet M. Hansen....................               13,476                 *

James S. McInerney.................               32,381                 *

Richard K. Schmidt.................               12,703                 *

Directors and Executive Officers
 as a group........................              222,763                3.4%
==============================================================================

- --------------

(1) Based on reports furnished by the directors and officers. The shares include in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. The number of shares includes options to purchase shares that may be acquired within 60 days through the exercise of stock options under the Company's stock option plan as follows: Jack E. McGregor, 91,500 shares; James S. McInerney, 31,250 shares; Larry L. Bingaman, 27,250 shares, Janet M. Hansen, 11,250 shares; Richard K. Schmidt, 12,500 shares; and directors and executive officers as a group, 173,750 shares. See "Compensation of Directors and Executive Officers" below.

(2) Each of the directors and officers included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following:
     (i) as to which such powers are shared, 294 shares with respect to Mr. Bingaman and 869 shares with respect to Mrs. Hansen; (ii) as to which such powers are held by other people or entities, 645 shares with respect to Mr. Goodspeed, 3,294 shares with respect to Mr. Halsted, 18,460 shares with respect to Mr. Warner, 125 shares with respect to Mr. McInerney; and, (iii) as to which there are restrictions as to the disposition of shares, 2,816 shares with respect to Mr. McGregor, 178 shares with respect to Mr. Schmidt, 743 shares with respect to Mr. McInerney, 257 shares with respect to Mrs. Hansen and 190 shares with respect to Mr. Bingaman.

(3) Asterisk denotes percentage of beneficial stock ownership less than one percent of the outstanding Common Stock of the Company.


Board of Directors Meetings

     Eight meetings of the Board of Directors were held during 1993. Average attendance at Board and Committee meetings was approximately 95 percent.


Committees of the Board

     The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, an Environmental and Public Affairs Committee, and a Finance Committee. All members of the Committees are nonemployee directors.
The Board does not have a standing Nominating Committee, as this function is handled by the full Board. Shareholders desiring to recommend directors should communicate with the Secretary of the Company.


Audit Committee

     The membership of the Audit Committee consisted of Messrs. Halsted, Etherington, Jones, Pflieger and Dr. Greenwood. The Committee met three times during 1993, each time with representatives of Price Waterhouse, the Company's accountants, present. The functions of the Audit Committee are to review the scope of the annual audit, consider specific problems and questions that may arise in the course of the audit, monitor the adequacy of internal bookkeeping, accounting and auditing controls and report to the Board of Directors with respect to these matters.

Compensation Committee

     The membership of the Compensation Committee consisted of Messrs. Goodspeed, Edwards, Halsted, Ratcliffe and Urquhart. The Committee met six times in 1993. The functions of the Committee are to formulate executive compensation policy of the Company, to consult with management with respect thereto and to present recommendations relating thereto to the Board of Directors and to administer the Company's incentive compensation plans.

Environmental and Public Affairs Committee

     The membership of the Environmental and Public Affairs Committee consisted of Dr. Greenwood, and Messrs. Edwards, Goodspeed, Jones and Warner. The Committee met twice in 1993. Formerly the Community and Government Relations Committee, the Committee's responsibilities were expanded in 1993 to provide oversight of the Company's policies, practices and procedures as to compliance with environmental laws and regulations. Additional functions of the Committee are to assist management in formulating plans and programs to develop and enhance public understanding of the Company and to coordinate the attainment of its business objectives with community needs and desires, to monitor compliance by the Company and its personnel with laws and regulations relating to lobbying and the political process, and to oversee the Company's environmental, government and community relations programs.

Finance Committee

     The membership of the Finance Committee consisted of Messrs. Ratcliffe, Etherington, Pflieger, Urquhart and Warner. The Committee met four times during 1993. The functions of the Finance Committee are to administer the Trust Fund of the Company's retirement plan, to review and monitor the financial planning and financial structure of the Company and to render advice, counsel and assistance to the corporate financial officers in the execution of their responsibilities.

Compensation of Directors

     Each director who is not an employee of the Company receives an annual retainer of $10,000 plus $600 for each Board meeting and Committee meeting attended. Committee chairmen are paid an additional annual retainer of $3,000. Directors who are employed by the Company receive no additional compensation for their services as directors of the Company. Pursuant to the deferred compensation plan in effect at 1993 year-end, any outside director may defer payment of his or her annual retainer and meeting fees. Interest is credited quarterly on the deferred amounts (and on previously credited interest) equal to the then prevailing prime rate. The deferred amounts plus interest will be paid to such a director beginning with the calendar year following the termination of his or her service as a director, in either a lump sum or in any number of equal installments as the director elects. For federal income tax purposes the amounts deferred plus interest are income only upon receipt by the director and are deductible by the Company in the year of actual payment. The Company is proposing for adoption by shareholders a new Directors' Deferred Compensation Plan. See proposal 4.

     The Company has a directors' retirement plan related to service as a nonemployee director. After five years of such service, a director earns an annual retirement benefit equal to 50 percent of the amount of the annual retainer in effect upon cessation of such director's services on the Board. The amount of the retirement benefit earned by a nonemployee director increases for each year of service thereafter by an amount equal to ten percent of the annual retainer in effect upon the cessation of such director's service on the Board until the director has earned, after ten years of nonemployee Board service, an annual retirement benefit equal to the full amount of the retainer in effect upon his or her cessation of Board service. The Board may from time to time adjust the amount of the annual benefit, and any such adjustment would be applicable to all individuals then receiving retirement benefits under the plan. An annual retirement benefit equal to the full amount of such retainer and subject to Board adjustment is also payable in the event of death or permanent and total disability after five years as a nonemployee director or upon termination as a director in the event of a change in control of the Company. The benefit is payable for the lifetime of the director and thereafter to the director's designated beneficiary, to the extent that the director did not receive retirement benefits for a period at least equal to his or her years of credited service as a nonemployee director. Except for death, disability or a change in control of the Company, retirement benefits under the plan do not become payable until age 65 or the later cessation of Board service. Such benefits are unfunded.

     Directors are covered under the Company's group health insurance plans as a supplement to such insurance as may be applicable to the directors from other sources. In 1993, group health insurance benefits provided to Messrs. Goodspeed, Halsted, Pflieger and Urquhart amounted to $714, $1,547, $358 and $1,416 respectively.

     In connection with his retirement as the Company's Chief Executive Officer on January 1, 1990, Mr. Warner entered into an agreement with the Company whereby Mr. Warner renders consulting services to the Company. The agreement, which will expire in 1996, provides for payments of up to $50,000 annually.


                             EXECUTIVE COMPENSATION

     The following table shows annual and long-term compensation, for services in all capacities to the Company and its subsidiaries for the years 1993, 1992, and 1991, of those persons who were, for the fiscal year completed on December 31, 1993 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                  Annual Compensation                Compensation
                               ------------------------- -----------------------------------------
                                                                      Awards
                                                         -----------------------------     All
                                                            Restricted     Securities     Other
                                                              Stock         Underlying    Comp.
                               Year   Salary     Total      Awards (1)    Options/SARs     (2)
                                       ($)     Bonus ($)       ($)             (#)         ($)
- --------------------------------------------------------------------------------------------------
J. E. McGregor.............    1993   247,881   46,876      15,624           20,000     16,584
 President and Chief           1992   235,750   65,000                       10,000     13,071
 Executive Officer             1991   226,242        0                       19,000
==================================================================================================
R. K. Schmidt (3)..........    1993   155,711   14,559       4,828            5,000      2,248
 President and CEO,
 Industrial and                1992   124,309   67,120                        7,500      3,677
 Environmental Analysts        1991
==================================================================================================
J. S. McInerney............    1993   145,506   25,906      11,094            5,000      8,100
 President and COO,            1992   135,979   34,500                        7,500      6,546
 Bridgeport Hydraulic
 Company                       1991   125,497   13,000                        6,250
==================================================================================================
J. M. Hansen (4)...........    1993   121,194   19,379       6,971            5,000      6,722
 Senior Vice President,        1992   104,900   28,188                        2,250      4,974
 CFO, and Treasurer            1991    87,258    5,630                        2,000
==================================================================================================
L. L. Bingaman.............    1993   109,750   17,971       5,154            5,000      6,216
 Vice President,               1992   106,500   25,888                        7,500      4,793
 Corporate Relations and
 Secretary                     1991   103,000        0                        6,250
============================================================================================

- --------------

(1) In 1993, the named executive officers received shares of restricted stock which vest upon the anniversary of the date of grant. The dollar value of these awards, based on the closing price of the Company's Common Stock of $27.125 on February 2, 1994, was: J. E. McGregor---576 shares ($15,624); R. K. Schmidt--- 178 shares ($4,828); J. S. McInerney---409 shares ($11,094); J. M. Hansen---257 shares ($6,971); L.L. Bingaman---190 shares ($5,154). In addition to the restricted stock granted in 1993, the number and dollar value of shares of previously granted restricted stock held on December 31, 1993, based on a closing price of the Company's Common Stock on December 31, 1993, of $28.50, was: J.E. McGregor---2,240 shares ($63,840); J.S. McInerney---334 shares ($9,519). Restricted stock is Common Stock of the Company and dividends are paid thereon at the same rate as on unrestricted shares.

(2) The amount shown in 1993 under this column for Mr. McGregor included the Company's contributions of $14,080 to The Employee Savings and Investment Plan (the "Savings Plan"), and the Company's payment of the annual premium of $2,504 on Company-owned life insurance. The amounts shown for other named officers represent the Company's contribution in 1993 to the Savings Plan accounts for such officers. Under a transition rule of the Securities and Exchange Commission, information for 1991 is not required.

(3) Mr. Schmidt's employment with the Company commenced April 1, 1992.

(4) Mrs. Hansen became Vice President and Chief Financial Officer of the Company on April 28, 1992, having served previously as Treasurer of the Company and as Vice President, Chief Financial Officer and Treasurer of Bridgeport Hydraulic Company.

Stock Options

     The following table sets forth information with respect to all options granted to the named executive officers during 1993, including the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates in value from the date of the grant to the expiration of the option at annualized rates of (a) five percent and (b) ten percent, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the Company's Common Stock, which will depend upon market conditions and the Company's future performance and prospects. For example, the option granted to Mr. McGregor in 1993 would produce the pre-tax gain of $314,447 and $796,871 shown in the table only if the market price of the Common Stock rises to about $41 and $65 per share respectively before Mr. McGregor exercises the option.

     Based on the number and market price of the shares outstanding at year-end 1993, the Company's market capitalization would be $184,458,897, and assuming a five percent and ten percent annualized increase, produce a corresponding market capitalization of $300,464,106 and $478,438,873, respectively.

                   Options/SARs Grants in Last Fiscal Year




=================================================================================================================================
                                                                                        Potential Realizable
                                                                                        Value at Assumed
                                           Individual Grants                            Annual Rates of
                                                                                        Stock Price
                     Number of                                                          Appreciation for
                     Securities           % of Total                                    Option Term
                     Underlying            Options         Exercise
                     Options/SARs         Granted to       or Base
                     Granted (1)          Employees         Price       Expiration
      Name              (#)               in FY 1993       ($/Sh)          Date        5%($)      10%($)
 ================================================================================================================================


J. E. McGregor        20,000                 30%            25.00       1/22/2003    314,447    796,871

R. K. Schmidt          5,000                  8%            25.00       1/22/2003     78,612    199,218

J. S. McInerney        5,000                  8%            25.00       1/22/2003     78,612    199,218

J. M. Hansen           5,000                  8%            25.00       1/22/2003     78,612    199,218

L. L. Bingaman         5,000                  8%            25.00       1/22/2003     78,612    199,218
=================================================================================================================================

(1) The options granted become exercisable on the first anniversary of the grant but may be exercised earlier if there is a change in control of the Company as defined under "Employment Contracts and Termination and Change in Control Arrangements" below. The Company has not granted SARs.

  The following table sets forth the aggregated 1993 year-end option/SAR values. During 1993, no options were exercised by the named officers.


              Aggregated 1993 Fiscal Year-End Options/SARs Values


 ================================================================================================================================

                   Shares                     Number of Securities           Value of Unexercised
                   Acquired                    Underlying Unexercised            In-The-Money
                      on          Value        Options/SARs at FY-              Options/SARs at
                   Exercise     Realized              End (#)                  FY-Year End ($) (1)
                                                   Exercisable/
  Name                                            Unexercisable            Exercisable/Unexercisable
=================================================================================================================================


J. E. McGregor       ---          ---              71,500/20,000             189,723/70,000

R. K. Schmidt        ---          ---                7,500/5,000              59,063/17,500

J. S. McInerney      ---          ---               26,250/5,000              76,564/17,500

J. M. Hansen         ---          ---                6,250/5,000              37,219/17,500

L. L. Bingaman       ---          ---               22,250/5,000             110,595/17,500
=================================================================================================================================


(1) Market value of underlying securities at year-end, minus the exercise or base price.


Retirement Program
- ------------------

     Under the Company's qualified retirement plan (the "Pension Plan") and the Supplemental Benefit Plan (the "Supplemental Plan") for certain key executives, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of credited service and average pensionable compensation (salary in case of the Pension Plan and salary plus annual bonus in case of the Supplemental Plan, in each case as set forth in the Summary Compensation Table) during, in the case of the Pension Plan, the highest five consecutive years of the employee's final ten years of service. The benefits under the Supplemental Plan are not subject to the Internal Revenue Code provisions that limit benefits under the Pension Plan. For a single employee, the benefits are straight life annuity amounts and for a married employee the benefits are 50 percent joint and survivor annuity amounts. As of December 31, 1993, the years of credited service are 9 years for Mr. McGregor; for Mr. McInerney 23 years; Mrs. Hansen, 18 years; and Mr. Bingaman, 4 years. The following table illustrates, for representative average annual pensionable compensation and years of credited service the annual retirement benefit payable to employees under the Plans upon retirement in 1994 at age 65, based on the straight life annuity form of benefit.

                              Pension Plan Table


===============================================================================

    Five-Year Average                Years of Credited Service
 Compensation Recognized
     Under the Plan

                              10       15        20        25        30
===============================================================================
     $120,000              $19,742  $29,613  $ 39,484  $ 49,355  $ 59,226
- -------------------------------------------------------------------------------
     $180,000              $30,742  $46,113  $ 61,484  $ 76,855  $ 92,226
- -------------------------------------------------------------------------------
     $240,000              $41,742  $62,613  $ 83,484  $104,355  $125,226
- -------------------------------------------------------------------------------
     $300,000              $52,742  $79,113  $105,484  $131,855  $158,226
- -------------------------------------------------------------------------------
     $360,000              $63,742  $95,613  $127,484  $159,355  $191,226
===============================================================================

Employment Contracts and Termination and Change-in-Control Arrangements

     Messrs. McGregor, McInerney and Bingaman and Mrs. Hansen each have an employment agreement with the Company. Mr. McGregor's agreement, which became effective when he succeeded Mr. Warner as the Company's Chief Executive Officer on January 1, 1990, has a primary term of three years and is extended monthly for an additional month unless either the Company or Mr. McGregor elects otherwise, in which case the agreement would expire at the end of the then remaining primary term. The agreements with Messrs. McInerney and Bingaman and Mrs. Hansen each have a primary term of two years and are extended monthly for an additional month unless either the Company or the employee elects otherwise, in which event the agreement would expire at the end of the then remaining primary term. Each agreement provides for the payment of a minimum base salary which is subject to increase by the Board in accordance with the Company's customary compensation practice and for participation by the employee in the Company's benefits plans and programs. The annual base salaries, effective April 1, 1994, for Messrs. McGregor, McInerney and Bingaman and Mrs. Hansen are $260,000, $155,000, $110,000 and $130,000, respectively. Mr. McGregor's agreement also provides under certain circumstances for supplemental retirement income in the annual amount of $33,200, funded by Company-owned life insurance, upon his retirement at age 62. In the event of either a material lessening of the employee's responsibilities during the term of the agreement, or assignment or reassignment to another geographic area, or liquidation, dissolution, consolidation, acquisition or merger of the Company (except by a successor corporation of at least equal net worth which assumes the agreement) or a reduction in compensation and benefits, the agreement may be terminated and certain benefits would be provided to the employee. Such benefits would essentially compensate the employee for the salary (subject, in Mr. McGregor's case, to a limit of 2.9 times his annual salary, and as to Messrs. McInerney and Bingaman and Mrs. Hansen, to a limit of 1.5 times each person's annual salary), benefits, including the Company's share of contributions which would have been made on behalf of the employee to the Company's Employee Savings and Investment Plan (and the related Supplemental Benefit Plan) and pension rights he or she would have had for the remainder of the primary term of the agreement. Therefore, if any of the events listed above occur and result in a termination toward the end of a non-renewed employment term, the value of such benefits would be minimal, while such a termination earlier in the term of an agreement would, subject to the application of the maximum limits specified above, result in proportionately greater benefits. At present salary levels, the maximum termination benefits relating to the salaries of Messrs. McGregor, McInerney and Bingaman and Mrs. Hansen would be $754,000, $232,500, $165,000, and $195,000, respectively. Coverage under the Company's health and welfare benefits plans would be extended to these individuals for a period of 24 months after termination under the circumstances described above.

     Mr. Schmidt has an employment agreement with the Company's wholly owned subsidiary, Industrial and Environmental Analysts, Inc. ("IEA") which has a two-year term expiring March 31, 1994. The agreement provides for an annual base salary and yearly salary reviews, pursuant to which an annual salary of $161,250 as of April 1, 1994 has been established for Mr. Schmidt, and further provides for his participation in all IEA benefit plans and for certain performance-based incentives through 1994 which, in the event of sale or merger, will be not less than $100,000. In the event that Mr. Schmidt's employment is terminated prior to December 31, 1994, his incentive compensation will be calculated on the basis of results to the date of termination. The agreement further provides for a year's severance and benefits in the event of termination by the Company without cause and with less than a year's notice. The Company is preparing a new two-year employment agreement with Mr. Schmidt.

     All stock options granted to the named executive officers become exercisable on the first anniversary of the grant, unless there is a change in control of the Company, in which event all options become immediately exercisable. For this purpose, a change of control shall be deemed to have occurred in the following circumstances unless the event in question has been approved in advance by the continuing directors: the acquisition by any person or group of 15 percent of the Company's outstanding shares; the purchase of the Company's outstanding shares under a tender offer or exchange offer; approval of the shareholders of a merger, consolidation, liquidation or dissolution of the Company or the sale of its assets; less than two-thirds of the Company's Board of Directors are continuing directors. Continuing directors shall mean members of the Board on the date the plan in question was adopted or who were recommended or elected to the Board by a majority of continuing directors.Options remain exercisable after the cessation of employment, to the extent exercisable at such cessation, for three months.


                   BOARD OF DIRECTORS COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION


Executive Compensation Philosophy

     The objectives of Aquarion's executive compensation program are to link executive compensation with shareholder value, to attract and to retain qualified executives, and to produce strong financial performance for the benefit of our shareholders while providing a high level of customer service and value for our customers. In order to meet these objectives, the compensation program is designed to be competitive with the compensation programs provided by other comparable businesses within which the competitiveness of compensation is evaluated on a position-by-position basis. For the water utility business, most of the water utility peer group displayed on the Edward D. Jones peer group graph, and other utilities matched for comparable revenue size as maintained in a database by our compensation consultants, provide the comparison group ("the utility comparison group"). For Aquarion's non-utility businesses, the compensation program is matched against businesses with comparable revenues and lines of business as maintained in a database by our compensation consultants ("the non-utility comparison group").

Executive Compensation Program

     Each year the Compensation Committee, which is comprised entirely of outside directors, recommends to the Board of Directors compensation arrangements for senior officers, including the review and approval of annual salaries, salary grades and structure, annual and longer-term incentive plan awards, standards of performance for new awards, payouts from past awards, program participation and program design.

     Aquarion's executive compensation program in 1993 consisted of three components: salary, annual incentive compensation, and stock options.

     Salary ranges are set by periodic comparison to rates of pay for comparable positions for named officers of the Company and to the "utility comparison group" for corporate and utility positions or, for non-utility positions to
companies in the "non-utility comparison group."   Individual salaries are
generally considered for adjustment annually, based on external salary levels, individual performance and potential, and/or change in duties and responsibilities. Based on salary data compiled by outside consultants, officer salaries in the aggregate approximate the midpoint of salary ranges reported for comparable positions.

     Annual incentive compensation opportunities are targeted such that, at 1993 target performance levels, annual incentive awards for corporate and water utility positions are at about the 50th percentile of companies within the "utility comparison group," and for non-utility positions, at about the 50th percentile of companies within the "non-utility comparison group." Annual objectives are established, subject to Compensation Committee approval, for corporate, operating company, and individual performance, with earnings per share being the criterion for corporate performance and pre-tax profit being the criterion for operating company performance. These factors are weighted differently for various positions, depending upon the responsibilities of each position. The Chief Executive Officer's target award is based entirely on corporate performance, while other officers' targets are allocated among corporate, operating company and individual objectives. Target bonus levels also vary according to magnitude of responsibility, with incentive awards constituting a potentially greater portion of the Chief Executive Officer's total annual compensation than they do for other officers.

     Award opportunities under the stock option plan are targeted at median utility industry levels for the corporate and utility positions and at median general industry levels for non-utility positions (which levels are reflected in a database maintained by the Company's compensation consultants). The use of stock options is intended to encourage stock ownership by management and to further assure alignment of management compensation with shareholder return. Option awards are determined each year based on median annualized expected present value of long-term incentives, and are made independent of an executive's balance of unexercised options.

     In December 1993, the Internal Revenue Service (IRS) adopted a regulation, applicable to publicly held corporations, which denies federal income tax deductions for compensation in excess of $1 million paid in a taxable year to any of its top five officers. The Company does not anticipate that any of its executives will be subject to the $1 million deduction cap with respect to executive compensation.


CEO and Senior Officer Compensation - 1993

     Based on the advice of professional consultants independently employed by the Committee and coupled with our individual business judgments, the Compensation Committee reviewed and approved the level and form of compensation for the Chief Executive Officer and, with the Chief Executive Officer's assistance, for other named officers in 1993.

     Aquarion achieved targeted earnings per share and net income objectives for 1993. Increased revenues and earnings from the Company's public water supply segment, coupled with continued effective control of operating costs, contributed to Aquarion's net income of $11 million, a 17 percent gain from 1992.

     Mr. McGregor received a salary of $247,881 during 1993, which approximated the median salary among Chief Executives within the utility comparison group. The Committee recommended a 1993 annual incentive award of $62,500, 100 percent of Mr. McGregor's target bonus level, because Aquarion achieved its earnings per share objective for 1993. This award, recognizes Aquarion's achievements during 1993 and encourages continued improvement in total shareholder return through partial payout in Company stock. Mr. McGregor also received a grant of 20,000 stock options in

1993, which are exercisable at a price above the market value of the stock at the date of the grant. This grant is consistent with the Company's practice of positioning stock option grants to the Chief Executive Officer at the median long-term incentive award level for comparably salaried utility executives.

     For the other four most highly compensated officers, annual incentive awards recognized their performance on corporate, operating, and individual goals in 1993 and averaged 80.7 percent of targeted bonus levels because IEA fell short of its pre-tax profit goal, although the corporate EPS and other operating company pre-tax goals were met or exceeded. Payment of the individual objective component of the bonus is contingent on achievement of goals such as improvement in customer service and achievement of operational efficiencies. Option grant levels for this group in 1993 were consistent with the Company's practice of positioning stock option grants at the median long-term incentive award level for comparably salaried utility executives or, where applicable, at the median general industry level for comparably salaried positions.


                            Compensation Committee

                       Norwick R. G. Goodspeed, Chairman
                             George W. Edwards, Jr.
                              Donald M. Halsted, Jr.
                               G. Jackson Ratcliffe
                                John A. Urquhart

Shareholder Return Presentation

     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the S&P 500 Index and the Edward D. Jones Water Utility Industry Return Comparison, which includes the Company, for the five years commencing 1989 and ended 1993. While the Dow Jones Water Utilities Index was used in 1993 for comparison purposes, the Company believes that the Edward
D. Jones Utility Industry peer group provides a broader array of companies that are more similar to Aquarion's market capitalization. In addition, a majority of the Company's peer group uses the Edward D. Jones Water Utility Industry index.



                             [GRAPH APPEARS HERE]
         Five Year Cumulative Total Return -- S&P 500, Edward D. Jones
                      Water Utility Industry, and Aquarion

 Measurement Period    Aquarion  S&P 500  Edward D. Jones
- ---------------------  --------  -------  ---------------
 Measurement Point -
     12/31/88          100.0     100.0        100.0

     12/31/89           90.9     131.6        107.6

     12/31/90           82.9     127.5         99.4

     12/31/91          102.7     166.3        138.4

     12/31/92          111.9     178.9        151.4

     12/31/93          135.7     197.0        173.7




     The Peer Group consists of American Water Works Co., Aquarion Company, California Water Service Co., Connecticut Water Service Inc., Consumers Water Co., E'Town Corp., GWC Corporation, IWC Resources Corp., Middlesex Water Co., Philadelphia Suburban Corp., SJW Corp., Southern California Water, Southwest Water Co., and United Water Resources.

     For reference, shown below is the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock compared to the S&P 500 Index and the Dow Jones Water Utilities Index, which includes the Company.



                             [GRAPH APPEARS HERE]
            Five Year Cumulative Total Return -- S&P 500, Dow Jones
                         Water Utilities, and Aquarion

 Measurement Period    Aquarion  S&P 500  Dow Jones
- ---------------------  --------  -------  ---------
 Measurement Point -
     12/31/88          100.0     100.0    100.0

     12/31/89           90.8     131.6    104.7

     12/31/90           83.1     127.5     93.4

     12/31/91           98.5     166.3    142.3

     12/31/92          111.8     178.9    152.6

     12/31/93          135.5     197.0    171.8




     The Dow Jones Water Utilities Index consists of American Water Works Co., Aquarion Company, California Water Service Co., Consumers Water Co., and United Water Resources.



                                PROPOSAL NO. 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Price Waterhouse, 300 Atlantic Street, Stamford, Connecticut 06904 as its independent public accountants for 1994. In accordance with a resolution of the Board of Directors, this selection is being presented to shareholders for ratification at the Annual Meeting.

     If the foregoing proposal is not approved by the shareholders or if, prior to the 1994 Annual Meeting, Price Waterhouse shall decline to act or otherwise become incapable of acting, or if its employment shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent public accountants whose employment for any period subsequent to the 1994 Annual Meeting will be subject to ratification by the shareholders at that meeting.

     The firm of Price Waterhouse has audited the financial statements of the Company annually since 1931. The Company has been advised that representatives of Price Waterhouse will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Adoption of proposal 2 will require the affirmative vote of a majority of the Common Stock voting on the proposal, and abstentions and broker non-votes will not have the effect of votes in opposition.

     The Board of Directors recommends a Vote "FOR" ratification of the selection of Price Waterhouse as independent public accountants.


                                PROPOSAL NO. 3

                             STOCK INCENTIVE PLAN

     The Board of Directors has approved, and recommends to shareholders the adoption of, the Aquarion Company Stock Incentive Plan (the "Incentive Plan"), which is set forth as Exhibit A to this Proxy Statement. The Board believes that the Incentive Plan will enable the Company to retain present key executives and to attract new key executives. The Incentive Plan will be administered by the Compensation Committee (the "Committee"). The existing Long-Term Incentive Plan has insufficient shares to provide for future grants. If the Incentive Plan is adopted by the shareholders at the Annual Meeting, it will be effective as of April 26, 1994. The following description of the Incentive Plan is qualified in its entirety by reference to Exhibit A.


Types of Awards Generally

     The Incentive Plan provides for the grant of incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, stock appreciation rights, restricted stock and performance units (collectively, "Awards"), but no more than an aggregate of 525,000 shares of Stock (the Common Stock of the Company, no par value) (subject to adjustment in the event of stock splits or other changes in the Stock as provided in Section 16 of the Incentive Plan) may be awarded under the Incentive Plan or purchased upon the exercise of such options. In addition, the number of shares of Stock which may be issued under options or stock appreciation rights granted under the Incentive Plan to any one individual in any fiscal year shall not exceed 100,000. Shares subject to options or stock appreciation rights which are cancelled, forfeited or expire unexercised, or shares subject to stock appreciation rights payable in Stock which are paid in cash shall again become available for award under the Incentive Plan.

     At the discretion of the Committee, payment of Awards (except for Awards of restricted stock) may be in restricted or unrestricted shares of Stock, and stock appreciation rights and performance units also may be paid in cash. No Awards will be granted after April 25, 1999. Each Award will be evidenced by an agreement incorporating its terms and conditions.


Options

     Incentive stock options and stock appreciation rights under the Incentive Plan must expire ten years or less after their grant; non-qualified stock options will expire no later than ten years and one day after their grant. The aggregate fair market value (as determined on the date of grant) for which any key employee may be granted incentive stock options which are exercisable for the first time in any plan year shall not exceed $100,000. Options and stock appreciation rights granted under the Incentive Plan shall be exercisable as determined by the Committee. The exercise price for options and the base amount to determine the subsequent value of a stock appreciation right, must be at least equal to the fair market value (but in no event less than the par value) of the Stock on the date of grant. The exercise price for options may be paid to the Company, at the discretion of the Committee, in cash or shares of Stock or a combination thereof at the time of exercise unless the Committee extends a loan to an employee for all or a portion of the option price.

     During the lifetime of an employee, an option or stock appreciation right may be exercised only by him or her and, in the case of incentive stock options, no later than three months after his or her termination of employment (twelve months if due to death or disability). For all other options and stock appreciation rights, the period of exercisability following a termination (to the extent options or rights are exercisable at such time, unless provided otherwise) shall be as follows: (i) if the termination occurs for any reason other than death, retirement with consent of the Company or by reason of total disability (as defined in the Plan), such option or right may be exercised on the earlier of three months from the date of termination or the end of the exercise period specified in the option or right; (ii) if the termination occurs due to retirement with the consent of the Company, the installments of such option or right shall continue to mature in the normal course as otherwise provided in the option or right and shall be exercisable (by the participant or his or her beneficiary, as the case may be) until the later of three years after the date of such retirement or in the event that death occurs during such three-year period, twelve months after death; (iii) if the termination occurs due to total disability, the options or rights shall be exercisable until the later of twelve months after the date of such retirement or in the event that death occurs during such twelve-month period, twelve months after death; or (iv) if the termination occurs due to death, any option or right shall be immediately exercisable by the participant's estate or the person who acquires the option or right by will or intestate succession until the earlier of one year from the date of such death or the end of the exercise period specified in the option or right. In no event may post-termination exercise be later than the expiration of the exercise period for the option or stock appreciation right.


Performance Units

     Performance units under the Incentive Plan are contingent rights to receive future payments. The amount paid, which may be subject to a prescribed maximum, will be based on actual performance over a period from two to five years measured against performance objectives established in advance by the Committee using such criteria as it deems appropriate, including, earnings per share and return on equity. In the event an employee terminates employment during such a performance period, the employee will not be entitled to any payment unless the Committee, in its sole discretion provides otherwise. However, in the case of retirement, permanent total disability, or death or in cases of special circumstances, as determined by the Committee, the employee may be entitled to an Award prorated for the portion of the performance period during which he was employed by the Company.


Restricted Stock

     Restricted stock awarded under the Incentive Plan or issued in connection with another Award granted under the Plan shall be issued subject to a restricted period set by the Committee during which time the shares may not be sold, transferred, assigned or pledged. The Committee may provide for the lapse of restrictions in installments where deemed appropriate. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. In the event an employee terminates employment, all such shares still subject to restrictions will be forfeited by the employee and reacquired by the Company unless the Committee, in its discretion, determines otherwise. However, in the case of retirement, permanent total disability or death, or in cases of special circumstances, as determined by the Committee, all remaining restrictions are waived.

Unrestricted Stock

     The Incentive Plan also permits the Committee, in its sole and absolute discretion, to make Awards in the form of shares of Stock which are not
restricted in the hands of the participants who receive such Awards.   Such
Awards may be made either in connection with any annual or longer term bonus program sponsored by the Company or an affiliate or in any other circumstances that the Committee deems appropriate.

Change of Control

     The Committee, in its discretion, may provide under the terms of any Award Agreement that upon the occurrence of a Change of Control (as defined below), all outstanding options and stock appreciation rights which are not then exercisable shall become immediately exercisable in full and all restricted stock shall become immediately vested. Each option shall, to the extent exercisable, have a limited right allowing the optionee to surrender that option within the 30-day period following a Change of Control and to receive cash, in lieu of exercising the option, in the amount by which the highest fair market value (as defined in the Incentive Plan) of the number of shares of Stock covered by the option during the 60 days preceding the date on which the Change of Control occurs exceeds the option price for the shares covered by the option.

     For purposes of the preceding paragraph, a Change of Control means any of the following: (i) the acquisition by any person or group of beneficial ownership of 15 percent or more of the Company's then outstanding voting securities; (ii) commencement of a tender offer or exchange offer pursuant to which shares of Stock are at any time purchased; (iii) the first day on which less than two-thirds of the total membership of the Board of Directors of the Company are continuing directors (members of the Board on the date the Incentive Plan was adopted or who were recommended or elected to the Board by a majority of the continuing directors); or (iv) approval by shareholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

Plan Administration

     If the Incentive Plan is adopted by the shareholders, the Committee, none of whose members may receive any Award under the Plan, will administer the Plan, including, but not limited to, the designation of those employees who shall receive Awards, the number of shares to be covered by options, stock appreciation rights and restricted stock awards, the exercise price and other terms of options, the base amount to determine the subsequent value of a stock appreciation right and other terms of stock appreciation rights, the number of performance units to be granted and the performance objectives and amounts of contingent payments for such units. The Committee also has the discretion to grant supplemental cash payments or provide for loans in connection with the grant of an Award. Further, the Committee may specify additional terms and conditions which may be placed upon receiving an Award and the Committee's decisions in the administration of the Plan shall be binding on all persons for all purposes.

Federal Income Tax Consequences of Awards

     The following describes the general federal income tax consequences of the various Awards. An employee will not realize any income at the time an incentive stock option is granted nor upon the exercise of an incentive stock option. Upon the disposition of shares of Stock acquired by the exercise of an incentive stock option more than (i) two years after the incentive stock option is granted and (ii) one year after the transfer of shares of Stock upon the exercise of such option, the employee's basis for determining the long-term capital gain or loss realized upon such disposition will be the option price. However, if the disposition occurs before these special holding requirements are met (a "disqualifying disposition"), the employee will recognize ordinary income upon such disposition equal to the excess of the fair market value of the shares on the date either the option was exercised or the shares were disposed of, whichever is less, over the optionee's basis in the shares. The Company will receive no deduction with respect to incentive stock options unless a disqualifying disposition occurs, in which case the Company may deduct the amount included in an employee's income in the applicable year.

     An employee will not realize any income at the time a non-qualified stock option or stock appreciation right is granted. Upon the employee's exercise of a non-qualified stock option, the difference between the fair market value of the Stock at the time of exercise and the option price will be ordinary income to the employee and can be deducted at such time by the Company.

     The amount of cash and the fair market value of the Stock received upon an employee's exercise of a stock appreciation right or in payment of a performance unit or otherwise, will be ordinary income to the employee at the time of exercise or payment. However, any employee who receives restricted stock, either as an Award or upon exercise of an option or a stock appreciation right or in payment of a performance unit, will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the Stock at the time of such lapse (less the option price for such shares if purchased by exercising an option) unless an appropriate election pursuant to
Section 83(b) of the Code is made. In such case, the employee will recognize ordinary income as if the Stock had not been restricted. Unrestricted Stock will be ordinary income to the employee at the time it is granted. Tax consequences similar to those described in the previous sentence would apply to an Award subject to the restrictions of Section 16(b) of the Exchange Act. At the time the employee realizes ordinary income, the Company will be entitled to a deduction in the same amount as the ordinary income realized by the employee.

Amendment or Termination

     If the Incentive Plan is adopted by the shareholders, the Board may at any time, or from time to time, suspend or terminate the Incentive Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided that no such amendment shall be made, which would, without the approval of shareholders: (i) materially modify the eligibility requirements for receiving Awards; (ii) increase the total number of shares of Stock which may be issued pursuant to Awards, except as provided for in accordance with Section 16 of the Plan with respect to stock splits and other changes is capitalization; (iii) reduce the minimum grant price of any Award except as provided for in accordance with Section 16 of the Plan; (iv) extend the period during which Awards may be granted; or (v) materially increase in any other way the benefits accruing to participants.

     Adoption of proposal 3 will require the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting provided that a majority of the outstanding shares of the Common Stock votes on the proposal. Abstentions will have the effect of votes in opposition to proposal 3, and broker non-votes will not have the effect of votes in opposition.

     The Board of Directors recommends a vote "FOR" the adoption of the proposed Incentive Plan.

                                PROPOSAL NO. 4

               APPROVAL OF DIRECTORS' DEFERRED COMPENSATION PLAN


     At the Annual Meeting of Shareholders, the shareholders will be asked to approve the adoption of a Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"). The Directors' Deferred Compensation Plan was approved by the unanimous vote of the Board of Directors at its meeting held on February 22, 1994. Adoption of the Directors' Deferred Compensation Plan is subject to shareholder approval.

Description of the Directors' Deferred Compensation Plan

     The principal features of the Directors' Deferred Compensation Plan are summarized below, but the following summary is qualified by reference to the Directors' Deferred Compensation Plan itself, a copy of which is attached to this Proxy Statement as Exhibit B. Unless otherwise defined herein, terms defined in the Directors' Deferred Compensation Plan have the same meanings when used herein.

     Each member of the Board of Directors who is not an employee of the Company or any of its subsidiaries (a "Director") may elect, on or before December 31 of any year, to defer payment of all or a specified part of all fees to be earned during the year following such election and succeeding years (until the director ceases to be a director). A director may elect, on or prior to the 30th day following approval of this Plan by the shareholders of Aquarion to defer payment of all Fees earned in 1994 subsequent to such shareholder approval. Any person who becomes a director during any year, and who was not a director on the preceding December 31, or on the date of such shareholder approval, may elect, before the director's term begins, to defer payment of all or a specified part of such fees earned during the remainder of such year and for succeeding years. Each director may elect to participate in the Directors' Deferred Compensation Plan by delivering a letter to the Secretary of the Company that specifies the portion of the fees to be deferred and the allocation of such deferral between the director's Cash Account and Stock Unit Account (a Stock Unit consists of one share of the Company's Common Stock). Elections to defer or transfer fees into the Stock Unit Account will be effective six months after the election is made. The Directors' Deferred Compensation Plan also makes provision for deferral into the Stock Unit
Account of fees earned and deferred prior to the adoption of the Directors' Deferred Compensation Plan and fees previously deferred into the Cash Account under the Directors' Deferred Compensation Plan. As of February 22, 1994 there were ten directors eligible to participate in the Directors' Deferred Compensation Plan.

Plan Operation

     The Company shall maintain separate memorandum accounts for the fees deferred by each director. The Company shall credit to the Cash Account of each director the deferred portion of any fees due the director as to which an election to receive cash has been made. On the date such fees would otherwise be paid, the Company shall credit the Stock Unit Account of each director with the number of Stock Units which is equal to: the deferred portion of any fees due the director as to which an election to receive the Company's Common Stock has been made, divided by the closing price of the Company's Common Stock as reported on the New York Stock Exchange Inc. Composite Tape on the date such fees would otherwise have been paid.

     On the first day of each quarter, the Company shall credit the Cash Account of each director with interest calculated on the basis of the balance in such account on the first day of each month of the preceding quarter at the prime rate in effect as published in The Wall Street Journal on the first
                                     -----------------------
business day of each such month.

     The Company shall credit Stock Unit Accounts with the Stock Units equal to any cash dividends (or the fair market value of dividends paid in property other than dividends paid in Common Stock) payable on the number of shares of Common Stock represented by the number of Stock Units in each director's Stock Unit Account divided by the Stock Unit Value on the dividend payment date. Dividends payable in Common Stock will be credited to each director's Stock Unit Account in the form of Stock Units. If adjustments are made to the outstanding shares of Common Stock as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment also will be made in the number of Stock Units credited to the director's Stock Unit Account.


Distributions

     Distributions shall begin with the first day of the year following the director's retirement or separation from the Board. Amounts credited to a director's Cash Account shall be paid in cash. Amounts credited to a director's Stock Unit Account on or after January 1, 1995 shall be paid in the form of one share of Common Stock for each Stock Unit, with a cash payment with any final installment for any fractions of a Stock Unit remaining. Each director shall have the right to designate a beneficiary who is to succeed to his right to receive payments under the Directors' Deferred Compensation Plan in the event of death. Such a designee shall receive payments in the same manner as the director if he or she had lived.


Amendments

     The Directors' Deferred Compensation Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension or termination shall apply to the payment to any director of any amounts previously credited to a director's Cash Account or Stock Unit Account.

Change of Control

     In the event of a Change of Control, any Stock Unit credited to a director's Stock Unit Account shall be immediately converted into a right to receive cash and shall thereafter be treated in all respects as part of such director's Cash Account. The amount added to the Cash Account pursuant to a Change of Control shall be determined by converting each Stock Unit into the right to receive an amount of cash equal to the closing price of one share of Common Stock on the New York Stock Exchange, Inc. on such day, within 60 days preceding the date on which the Change of Control occurs, on which the closing price was the highest. "Change of Control" is defined as any of the following:
(i) continuing directors no longer constitute at least two-thirds of the directors; (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) together with its affiliates, becomes the beneficial owner of 15 percent or more of the voting power of the Company; (iii) the approval of the Company's shareholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the incumbent directors in office immediately prior to such merger or consolidation will constitute two-thirds of the directors of the surviving corporation of such merger or consolidation and any parent of such corporation; or (iv) at least two-thirds of the incumbent directors in office immediately prior to any other action proposed to be taken by the Company's shareholders determine that such proposed action, if taken, would constitute a change of control and such action is taken.

     Adoption of proposal 4 will require the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting provided that a majority of the outstanding shares of Common Stock votes on the proposal. Abstentions will have the effect of votes in opposition to proposal 4, and broker non-votes will not have the effect of votes in opposition.

     The Board of Directors recommends a Vote "FOR" adoption of the proposed Directors' Deferred Compensation Plan.

                                ANNUAL REPORT

     Beginning on March 21, 1994 the Company is mailing to its shareholders of record copies of its Annual Report for the year ended December 31, 1993. Such Report is not a part of the proxy materials.

     The Company will furnish to any beneficial owner of its Common Stock upon written request, without charge, a copy of the Company's Annual Report on Form 10-K for 1993 filed with the Securities and Exchange Commission. Requests should be addressed to Corporate Communications, Aquarion Company, 835 Main Street, Bridgeport, Connecticut 06601.



               SHAREHOLDERS PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal which a shareholder intends to present at the 1995 Annual Meeting must be received at the Company's principal executive offices by November 25, 1994 to be included in the proxy statement and form of proxy relating to the meeting.


                                OTHER MATTERS

Other Business

     Management knows of no other matters to be presented to the 1994 Annual Meeting of Shareholders. If any additional matters should be properly presented, it is the intention of the persons named in the proxy to vote with respect to such matters in accordance with their best judgment.



                            By order of the Board of Directors



                            Larry L. Bingaman
                            Secretary

                                                                       EXHIBIT A
                               AQUARION COMPANY

                             STOCK INCENTIVE PLAN

                        Effective as of April 26, 1994

1.   Purpose

     The purpose of the Aquarion Company Stock Incentive Plan is to attract and retain persons of ability as employees of Aquarion Company and its subsidiaries, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and provide further opportunities for stock ownership by such employees in order to increase their proprietary interest in Aquarion Company by providing incentive awards to Key Employees (including officers and directors who are also employees), whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. Such incentive awards may consist of Common Stock of Aquarion Company, or at the discretion of the Committee, other shares of stock of the Company convertible into such Common Stock, subject to such restrictions as the Committee may determine or as provided herein, performance units or stock appreciation rights payable in such stock or cash, or incentive or non-qualified stock options to purchase such stock, or any combination of the foregoing, as the Committee may determine.

2.   Definitions

     When used herein, the following terms shall have the following meanings:

     "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Restricted Stock, Stock or Performance Units, or any combination of the foregoing.

     "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
     Section 11 to achieve the amount, if any, payable under the Plan upon the death of a Key Employee.

     "Board" means the Board of Directors of the Company.

     "Change of Control" shall be deemed to have occurred in the following circumstances unless the event in question has been approved in advance by the continuing directors:

     (a) The acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of beneficial ownership of 15 percent or more of the Company's then outstanding voting securities;

     (b) Commencement of a tender offer or exchange offer, pursuant to which shares of the Company's Stock are at any time purchased;

     (c) The first day on which less than two-thirds of the total membership of the Board of Directors of the Company are continuing directors; or

     (d) Approval by shareholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     "Committee" means the Compensation Committee of the Board.

     "Company" means Aquarion Company, and its successors and assigns.

     "Continuing Director" means any director of the Company who either is a member of the Board of Directors on February 22, 1994 or is recommended or elected to the Company's Board of Directors by a majority of the continuing directors.

     "Fair Market Value" means, as of any date, the closing price for one share of Stock on the New York Stock Exchange Composite Tape or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted. If the Stock is not listed or admitted to trading on the New York Stock Exchange, the fair market value of the Stock shall be the closing price of one share of Stock on the principal national securities exchange which the Stock is listed or admitted to trading, or, if the Stock is not listed or admitted to trading on any national securities exchange, the closing price of one share of Stock as furnished by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or similar organization if NASDAQ is no longer reporting that information. If the Stock is not quoted by any such organization, the fair market value of the Stock shall be determined in good faith by the Committee, or in the event of a Change of Control, the continuing directors.

     "Key Employee" means those employees (including any officer or director who is also an employee) of any Participating Company who, in the judgment of the Committee, are considered especially important to the future of the Company.

     "Option" means an option to purchase Stock, including Restricted Stock if the Committee so determines, subject to the appropriate requirements under
     Section 5 and awarded in accordance with the terms of the Plan and may be an incentive stock option qualified under Section 422 of the Code or a non-qualified stock option.

     "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
     Section 424(f) of the Code.

     "Performance Unit" means a performance unit subject to the requirements of
     Section 6 and awarded in accordance with the terms of the Plan.

     "Plan" means Aquarion Company Stock Incentive Plan, as the same may be amended, administered or interpreted from time to time.

     "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

     "Right" means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

     "Stock" means the Common Stock (no par value) of the Company.

     "Total Disability" means the complete and permanent inability of a Key Employee to perform all his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.   Shares Subject to the Plan

     The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed 525,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an Option, in which event the maximum number of shares of Stock into which such stock may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares. Shares subject to Options or Rights which are cancelled, forfeited or expire unexercised, or shares subject to Rights payable in Stock which are paid in cash shall again become available for award under the Plan.

4.   Grant of Awards and Award Agreements

     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock, including Restricted Stock if the Committee so determines, subject to each Award; and (iv) determine the terms and conditions of each Award.

     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and to such other terms and conditions as the Committee may specify.

5.   Stock Options and Stock Appreciation Rights

     (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of incentive stock options (within the meaning of Section 422 of the Code), nonqualified stock options, Rights or a combination of incentive stock options, nonqualified stock options and Rights; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; (iii) determine whether such Stock shall be Restricted Stock; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of a Right; provided, however, that (A) no Option shall be granted after the expiration of five years from the effective date of the Plan, (B) the aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of the Stock, disregarding any restrictions in the case of Restricted Stock, for which any Key Employee may be granted incentive stock options which are exercisable for the first time by such Key Employee in any calendar year under this Plan or any other plans of any Participating Company in any calendar year shall not exceed $100,000

     (or such other limitation as may be required by Section 422(d) of the Code or any successor provision thereto), and (C) the number of shares of Stock which may be issued under Options or Rights granted under this Plan to any one individual in any fiscal year shall not exceed 100,000.

     (b) The exercise period for a non-qualified stock option shall be ten years and one day from the date of grant, and the exercise period for an incentive stock option or Right, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a Key Employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Shareholder"), such period, including extensions, shall not exceed five years from the date of grant (to the extent such period is required under Section 422 of the Code for an incentive stock option).

     (c) The Option or Right price per share shall be determined by the Committee at the time any Option is granted and shall be not less than (i) the Fair Market Value, or (ii) in the case of an incentive stock option granted to a Ten Percent Shareholder, 110 percent of the Fair Market Value (to the extent such limitation is required under Section 422 of the Code for an incentive stock option but in neither event less than the par value) of one share of Stock, disregarding any restrictions in the case of Restricted Stock, on the date the Option is granted, as determined by the Committee.

     (d) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option or Right is granted as the Committee may specify, if any, and the Committee may further require exercisability in installments.

     (e) Subject to Section 10(c), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price.

     (f) (i) If a Key Employee has been granted an incentive stock option, and his or her employment terminates by reason of death while an employee of a Participating Company or Total Disability, then any such incentive stock options granted to such Key Employee may be exercised, (in the case of death by his or her estate or the person who acquires the incentive stock option by will or intestate succession and in the case of Total Disability by the Key Employee), to the extent that the incentive stock option was exercisable at the date of such termination, at any time, or from time to time, within twelve months after the date of the termination of his or her employment.

          (ii) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her incentive stock options, to the extent that the incentive stock option was exercisable at the date of such termination, at any time, or from time to time, within three months after the date of the termination of his or her employment.

     (g) If a Key Employee has been granted an Option other than an incentive stock option or a Right, and his or her employment with a Participating Company terminates, he or she may exercise his or her Option or Right in accordance with the following:

          (i) If the termination occurs for any reason (including, without limitation, the sale of a subsidiary) other than death, retirement with consent of the Company or by reason of Total Disability, such Option or Right may be exercised, to the extent exercisable on the date of such termination on the earlier of (a) the date which is three months from the date of the Key Employee's termination of employment (even if such Key Employee is subsequently reemployed) or (b) the end of the exercise period specified in the Option or Right;

          (ii) If the termination occurs due to the Key Employee's retirement with the consent of the Company, the installments of such Key Employee's Option or Right shall continue to mature in the normal course as otherwise provided in the Option or Right and the Key Employee (or in the event of his or her death after the date of retirement, his or her estate or the person who acquires the Option or Right by will or intestate succession) shall have the right to exercise the Option or Right until the later of (a) three years after the date of such retirement or (b) in the event that death occurs during such three-year period, twelve months after the death of the Key Employee, but in no event later than the end of the exercise period specified in the Option or Right;

          (iii) If the termination occurs due to a Key Employee's retirement due to Total Disability, the Key Employee (or in the event of his or her death after the date of retirement, his or her estate or the person who acquires the Option or Right by will or intestate succession) shall have the right to exercise the Option or Right, to the extent it was exercisable on the date of such retirement due to Total Disability, until the later of (a) twelve months after the date of such retirement or (b) in the event that death occurs during such twelve-month period, twelve months after the death of the Key Employee, but in no event later than the end of the exercise period specified in the Option or Right; or

          (iv) If the termination occurs due to a Key Employee's death, any Option or Right held by such Key Employee may thereafter be immediately exercised, to the extent then exercisable by his or her estate or the person who acquires the Option or Right by will or intestate succession until the earlier of (a) one year from the date of such death or (b) the end of the exercise period specified in the Option or Right.

     (h) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by him or her.

     (i) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code and shall take all necessary steps to preserve such qualifications to the extent practicable.

     (j) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5 (k), be less than the Fair Market Value of such specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify (A) in cash, (B) by the issuance or transfer of the Key Employee of whole shares of Stock, including Restricted Stock, with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock, at such time equal to any such excess, or (C) in a combination of cash and shares of Stock with a combined fair market value at such time equal to any such excess, all as determined by the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock, at such time. If and to the extent a Right is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing such portion of the value of the Right not paid in Stock shall again become available for award under the Plan.

     (k) If under the terms of an Award the exercise of a Right will result in the cancellation of all or any portion of an unexercised Option, then the Option price per share of Stock must be used as the specified price in
     Section 5(j) to determine the value of the Right upon such exercise, and, in the event of the exercise of such Right, the Company's obligation in respect of such Option or such portion thereof will be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of shares as to which such Option was canceled shall become available for use under the Plan less the number of shares received by the optionee upon such cancellation.

     (l) No share of Stock acquired by an exercise of an incentive stock option shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such share pursuant to such exercise.

6.   Performance Units

     (a) The Committee shall determine a performance period (the "Performance Period") of not less than two nor more than five years and shall determine the performance objectives for Awards of Performance Units. Performance objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

     (b) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees eligible for Performance Units with respect to that Award period the range of dollar values, if any, which may be fixed or may vary in accordance with criteria specified by the Committee, which shall be paid to a Key Employee as an Award if the relevant measure of Company performance for the Award period is met.

     (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company or a Change of Control of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

     (d) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, retirement at age 65, or if at an earlier age, with the consent of the Company, or upon a significant event, as determined by the Committee, that Key Employee shall be entitled to an Award of Performance Units at the end of the Performance Period (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Units in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Key Employee. If a Key Employee terminates service with all Participating

     Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period, but the Committee, in its sole and absolute discretion may provide otherwise.

     (e) Each Performance Unit may be paid in whole shares of Stock, including Restricted Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, commencing as soon as practicable after the end of the relevant Performance Period.

7.   Restricted Stock

     (a) Restricted Stock may be received by a Key Employee either as an Award or as the result of an exercise of an Option or Right or as payment for a Performance Unit. Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted or on the date of exercise of the Option or Right and ending on such date as the Committee shall determine (the "Restriction Period").

     (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Key Employee shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse upon the Key Employee's death, Total Disability or retirement after attaining age 65 (or an earlier age with the consent of the Company, or upon a reorganization of the Company) or a Change of Control or, some significant event, as determined by the Committee.

     (c) Unless the Committee, in its discretion determines otherwise, if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period (other than as provided in Section 7(b)), all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

     (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require as a condition of any receipt of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     (e) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

8.   Unrestricted Stock

     The Committee, in its sole and absolute discretion, may make Awards in the form of shares of stock which are not restricted in the hands of the participants who receive such Awards. Such Awards may be made either in connection with any annual or longer term bonus program sponsored by the Company or an affiliate or in any other circumstances that the Committee deems appropriate.

9.   Certificates for Awards of Stock

     (a) Subject to Section 7(d), each Key Employee entitled to receive Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions applicable to such Award as described in Section 9(c) hereof.

     (b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (c) All certificates for shares of Stock delivered under the Plan also shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such a determination, the Committee may rely upon an opinion of counsel for the Company.

     (d) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives an Award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right, a Performance Unit payable in Stock, including Restricted Stock, or selected by the Committee to participate during a Performance Period for a Performance Unit payable in Stock, including Restricted Stock, shall have any right as a shareholder with respect to any shares subject to his or her Option Right or Performance Unit prior to the date of issuance to him or her of a certificate or certificates for such shares.

10.  Loans and Supplemental Cash Payments

     (a) The Committee may provide for supplemental cash payments or loans to Key Employees at such time and in such manner as the Committee may determine in connection with Awards granted under the Plan.

     (b) Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; provided, however, in no event shall the amount of such payment exceed (i) in the case of an Option, the excess of the Fair Market Value of the shares of Stock, disregarding any restrictions in the case of Restricted Stock, purchased through the Option on the date of exercise over the option price, or (ii) in the case of an Award of a Right, Performance Unit, or Restricted Stock, the value of the shares of Stock and other consideration issued in payment of such Award.

     (c) In the case of loans, any such loan shall be evidenced by a written loan agreement or other instruments in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; provided, however, that the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under Section
     483 of the Code.

11.  Beneficiary

     (a) Each Key Employee shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

12.  Effect of Change of Control

     The Committee, in its discretion, may provide under the terms of any Award Agreement, either at the time of grant or at any time thereafter, that upon the occurrence of a Change of Control, all outstanding Options or Rights which are not then exercisable shall become immediately exercisable in full and all Restricted Stock shall become immediately vested. Each Option shall, to the extent exercisable after giving effect to the prior sentence, have a limited right of surrender allowing the optionee to surrender that Option within the 30-day period following a Change of Control and to receive cash, in lieu of exercising the Option, in the amount by which the highest fair market value during the 60 days preceding the date on which the Change of Control occurs of the number of shares of Stock covered by the option exceeds the option price for the shares of Stock covered by the Option.

13.  Withholding Taxes

     As a condition to exercise of any Option or Right, the vesting of Restricted Stock or payment of a Performance Unit hereunder (collectively, a "Realization Event"), the Company may, in its discretion, require a Key Employee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes (which for purposes of this Section 13 includes a Key Employee's FICA obligation) incurred by reason of the Realization Event. Upon the occurrence of a Realization Event requiring tax withholding, a Key Employee may make a written election to have shares of Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Key Employee shall be at the sole discretion of the Committee. In addition, subject to acceptance by the Committee, in its sole discretion, a Key Employee may make a written election to deliver to the Company previously owned shares, in either case to satisfy any additional federal, state or local income or other taxes applicable to the Key Employee and the particular transaction, up to the maximum marginal tax rates, whether in the case of a Realization Event in which taxability is immediate or in which taxability is deferred. The number of shares so withheld and/or delivered shall have an aggregate Fair Market Value on the date withholding is required sufficient to satisfy the applicable withholding taxes or to satisfy taxes up to maximum marginal tax rate as and to the extent elected by a Key Employee. Withholding provisions may be instituted by the Company to the extent withholding is required in the future on the disposition of shares of Stock acquired upon the exercise of an incentive stock option.

14.  Administration of the Plan

     (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation and from and after the first meeting of shareholders at which directors are to be elected that occurs after July 1, 1994, the Committee shall contain at least two "Outside Directors" as that term is defined in Section 162(m) of the Code.

     (b) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and, all decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

     (d) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent.

     (e) All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

     (f) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such cost or liability arises out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

     (g) All elections, designations, requests, notices, instructions and other communications from a Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

15.  Amendment or Discontinuance

     (a) The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made, which would, without approval of the shareholders: (i) materially modify the eligibility requirements for receiving Awards; (ii) increase the total number of shares of Stock which may be issued pursuant to Awards, except as is provided for in accordance with Section 16 of the Plan; (iii) reduce the minimum grant price of any Award except in accordance with Section 16 of the Plan; (iv) extend the period during which Awards may be granted; or (v) materially increase in any other way the benefits accruing to Key Employees.

     (b) No amendment, suspension or termination of this Plan or any Award shall, without the Key Employee's consent, alter or impair any of the rights or obligations under any Award theretofore granted to a Key Employee under the Plan.

     (c) The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments to the Code or regulations promulgated thereunder.

     (d) If and to the extent the provisions of Rule 16b-3 (as in effect on the date of adoption of the Plan by the Board) under the Exchange Act are amended to permit the amendment of stock incentive plans without compliance with the shareholder approval requirements presently set forth in Rule 16b-3(b), then the restrictions on the ability of the Board to amend the Plan set forth in Section 15(a) hereof shall terminate and the Board shall thereafter be empowered to amend the Plan without regard to such restrictions.

16.  Adjustments in Event of Change in Stock

     In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or any other major change in the Company's overall cost of equity or of capital or allowable rate of return on Stock equity, as prescribed by the appropriate governmental authority, or other event which could distort the implementation of the Plan or the realization of its objectives, the Company may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards as the Committee deems equitable.

17.  Miscellaneous

     (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees except as otherwise required by law, unless the Committee shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(d) with respect to Restricted Stock.

     (b) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that, unless otherwise determined by the Committee, no Award may be granted to an employee while he or she is absent on leave.

     (c) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (d) The right of any Key Employee or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Key Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Key Employee or his or her Beneficiary, then the Committee may determine such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Key Employee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Key Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (e) The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

     (f) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (g) Captions preceding the sections hereof are inserted solely as a matter of convenience in no way define or limit the scope or intent of any provision hereof.

18.  Effective Date, Term of Plan and Shareholder Approval

     The effective date of the Plan shall be April 26, 1994, subject to approval by a majority of the Company's shareholders at their 1994 Annual Meeting. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such Annual Meeting, Key Employees may be selected and Award criteria may be determined as provided herein subject to such subsequent shareholder approval. No Awards shall be granted under the Plan more than five years after the date the Plan is adopted by the Company.

                                                                       EXHIBIT B

                               AQUARION COMPANY
                     DIRECTORS' DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                                  DEFINITIONS


1.1       "Board" shall mean the Board of Directors of Aquarion Company.

1.2 "Director" shall mean a member of the Board of Directors of Aquarion who is not an employee of Aquarion or any of its subsidiaries.

1.3       "Aquarion" shall mean Aquarion Company and any corporate successors.

1.4 "Plan" shall mean this Deferred Compensation Plan for directors as it may be amended from time to time.

1.5 "Fees" shall mean amounts earned for serving as a member of the Board, including any Committees of the Board.

1.6       "Year" shall mean calendar year.

1.7       "Cash Account" shall mean the account created by Aquarion pursuant to
          Article III of this Plan in accordance with an election by a director to receive deferred cash compensation under Article II hereof.

1.8       "Common Stock" shall mean the Common Stock of Aquarion.

1.9       "Stock Unit" shall mean one share of Aquarion Common Stock.

1.10 "Stock Unit Account" shall mean the account created by Aquarion pursuant to Article III of this Plan in accordance with an election by a director to receive deferred stock compensation under Article II hereof.

1.11 "He", "Him" or "His" shall apply equally to male and female members of the Board.



                                 ARTICLE II

                              ELECTION TO DEFER


2.1 A director may elect, on or before December 31 of any Year, to defer payment of all or a specified part of all Fees earned during the Year following such election and succeeding Years (until the director ceases to be a director). A director may elect, on or prior to the 30th day following approval of this Plan by the shareholders of Aquarion to defer payment of all Fees earned in 1994 subsequent to such shareholder approval. Any person who shall become a director during any Year, and who was not a director of Aquarion on the preceding December 31, or on the date of such shareholder approval, may elect, before the director's term begins, to defer payment of all or a specified part of such Fees earned during the remainder of such Year and for succeeding Years. A director may also elect to transfer Fees into the Stock Unit Account from the Cash Account or transfer Fees into the Stock Unit Account which Fees had been deferred under the previous Aquarion Directors' Deferred Compensation Plan. Any Fees deferred pursuant to this Paragraph shall be paid to the director at the time(s) and in the manner specified in Article IV hereof, in the form of cash or Aquarion Common Stock, or any combination thereof, as designated by the director.

2.2 The election to participate and manner of payment shall be designated by submitting a letter to the Secretary of Aquarion.

2.3 The election shall continue from Year to Year unless the director terminates it by written request delivered to the Secretary of Aquarion prior to the commencement of the Year for which the termination is first effective.

2.4 Credits to the Stock Unit Account resulting from an election to (i) defer Fees into the Stock Unit Account, (ii) transfer Fees into the Stock Unit Account from the Cash Account or (iii) transfer Fees into the Stock Unit Account which fees had been deferred under previous plans of Aquarion, shall, subject to Paragraph 2.1 in the case of elections to defer, only commence or be made on the date which is six months following the delivery of such election and the Stock Unit Value (as defined in Paragraph 3.4) for purposes of such credit shall be the Stock Unit Value on the date such credit is made. A revocation of an election to defer Fees into the Stock Unit Account or a transfer of Fees to the Cash Account from the Stock Unit Account shall only be effective on the date which is six months following the delivery of such revocation or election, and the Stock Unit Value for purposes of calculating the amount transferred to the Cash Account shall be the Stock Unit Value on the date of such transfer.


                                 ARTICLE III

                       DEFERRED COMPENSATION ACCOUNTS


3.1 Aquarion shall maintain separate memorandum accounts for the Fees deferred by each director.

3.2 Aquarion shall credit, on the date Fees become payable, to the Cash Account of each director the deferred portion of any Fees due the director as to which an election to receive cash has been made. Fees deferred in the form of cash (and interest thereon) shall be held in the general funds of Aquarion.

3.3 On the first day of each quarter, Aquarion shall credit the Cash Account of each director with interest calculated on the basis of the balance in such account on the first day of each month of the preceding quarter at the prime rate in effect as published in The Wall
                                                                        --------
          Street Journal on the first business day of each such month.
          --------------

3.4 Aquarion shall credit, on the date Fees become payable, the Stock Unit Account of each director with the number of Stock Units which is equal to the deferred portion of any Fees due the director as to which an election to receive Aquarion Common Stock has been made, divided by the closing price of Aquarion's Common Stock as reported on the New York Stock Exchange Inc. ("NYSE") - Composite Tape on the date such Fees would otherwise have been paid (the "Stock Unit Value"). If the closing price is not available from the NYSE for the Common Stock on the date such Fees would otherwise have been paid, then the next preceding practicable date for which such closing price is available shall be used.

3.5 Aquarion shall credit the Stock Unit Account of each director who has elected to receive deferred compensation in the form of Stock Units with the number of Stock Units equal to any cash dividends (or the fair market value of dividends paid in property other than dividends payable in Common Stock) payable on the number of shares of Common Stock represented by the number of Stock Units in each director's Stock Unit Account divided by the Stock Unit Value on the dividend payment date. Dividends payable in Common Stock will be credited to each director's Stock Unit Account in the form of Stock Units. If adjustments are made to the outstanding shares of Common Stock as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment also will be made in the number of Stock Units credited to the director's Stock Unit Account.

3.6       Stock Units shall be computed to three decimal places.

3.7 Stock Units shall not entitle any person to rights of a shareholder with respect to such Stock Units unless and until shares of Common Stock have been issued to such person in respect of such Stock Units pursuant to Article IV hereof.

3.8 Aquarion shall not be required to acquire, reserve, segregate, or otherwise set aside shares of its Common Stock for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan.

3.9 Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from Aquarion under the Plan, such right shall be no greater than the right of any unsecured general creditor of Aquarion.

3.10 Aquarion may enter into a trust agreement creating an irrevocable grantor trust for the holding of cash and/or Stock Units credited to the Cash Account and/or Stock Unit Accounts of each director under the Plan. Any assets of such trust shall be subject to the claims of creditors of Aquarion to the extent set forth in the trust.

3.11 In the event of a Change of Control, any Stock Unit credited to a director's Stock Unit Account shall be immediately converted into a right to receive cash and shall thereafter be treated in all respects as part of such director's Cash Account. The amount added to the Cash Account pursuant to the preceding sentence shall be determined by converting each Stock Unit into the right to receive an amount of cash equal to the closing price of one share of Common Stock on the NYSE on such day, within the 60 days preceding the date on which the Change of Control occurs, on which the closing price was the highest.


                                 ARTICLE IV

                      PAYMENT OF DEFERRED COMPENSATION


4.1 Amounts contained in a director's Cash Account and/or Stock Unit Account will be distributed as the director's election (made pursuant to Paragraph 2.2 of Article II hereof) shall provide. Distributions shall begin with the first day of the Year following the director's retirement or separation from the Board. Amounts credited to a director's Cash Account shall be paid in cash. Amounts credited to a director's Stock Unit Account on or after January 1, 1995 shall be paid in the form of one share of Common Stock for each Stock Unit. A cash payment will be made with any final installment for any fractions of a Stock Unit remaining in the director's Stock Unit Account. Such fractional share will be valued at the Stock Unit Value on the date of settlement. The Board shall not terminate this Plan solely to accelerate the payment of any amounts previously credited to a director's Cash Account or Stock Unit Account.

4.2 Each director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of death. Any designated beneficiary will receive payments in the same manner as the director if he had lived. In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the director's Cash Account and/or Stock Unit Account shall be payable in accordance with Section 4.1 to the director's or former director's estate in full on the first day of the Year following the Year in which he dies. No designation of beneficiary or change in beneficiary shall be valid unless in writing signed by the director and filed with the Secretary of Aquarion. Any beneficiary may be changed without the consent of any prior beneficiary.


                                  ARTICLE V

                               ADMINISTRATION


5.1 The books and records to be maintained for the purpose of the Plan shall be maintained by Aquarion at its expense. All expenses of administering the Plan shall be paid by Aquarion.

5.2 Except to the extent required by law, the right of any director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

5.3 No member of the Board and no officer or employee of Aquarion shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, and Aquarion shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of Aquarion.



                                 ARTICLE VI

                              AMENDMENT OF PLAN


6.1 The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the payment to any director or beneficiary of a deceased director of any amounts previously credited to a director's Cash Account or Stock Unit Account.

6.2 Notice of every such amendment shall be given in writing to each director and beneficiary of a deceased director.

6.3       Notwithstanding any other provision of the Plan to the contrary:

           (i) any amounts credited to a director's Cash Account or Stock Unit Account as of the date of a Change of Control may not be reduced;

          (ii) no amendment or action by the Board which adversely affects any director under the Plan is valid and enforceable without the prior written consent of such director; and

          (iii) no termination of the Plan shall have the effect of reducing any amounts credited to a director's Cash Account or Stock Unit Account.

                                 ARTICLE VII

                              CHANGE OF CONTROL


7.1 The provisions of Sections 3.11 hereof shall become effective immediately upon the occurrence of a Change of Control (as defined in Section 7.2(a) of this Article VII).

7.2       (a)  "Change of Control" shall mean any one of the following:

          (i) Continuing directors no longer constitute at least two-thirds of the directors;

          (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 15 percent or more of the voting power of the then outstanding securities of Aquarion entitled to vote for the election of Aquarion's directors; provided that this
               Article VII shall not apply with respect to any holding of securities by any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by Aquarion or any affiliate of Aquarion;

          (iii)the approval by Aquarion's shareholders of the merger or consolidation of Aquarion with any other corporation, the sale of substantially all of the assets of Aquarion or the liquidation or dissolution of Aquarion, unless, in the case of a merger or consolidation, the incumbent directors in office immediately prior to such merger or consolidation will constitute at least two-thirds of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or

          (iv) at least two-thirds of the incumbent directors in office immediately prior to any other action proposed to be taken by Aquarion's shareholders determine that such proposed action, if taken, would constitute a change of control of Aquarion and such action is taken.

          (b) "Continuing Director" shall mean any individual who is a member of Aquarion's Board of Directors on February 22, 1994 or was designated (before such person's initial election as a director) as a continuing director by two-thirds of the then continuing directors.

        [LOGO OF RECYCLED APPEARS HERE]   Printed on recycled paper.

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The Board of Directors recommends a vote FOR the Following Items:
                                                              I plan to attend
                                                                 the meeting
                                                                     [ ]

1. Election of            NOMINEES: George W. Edwards, Jr., Eugene D. Jones,
   Class III Directors    G. Jackson Ratcliffe and William S. Warner.

                          (To withhold authority to vote for any individual nominee write that nominee's name on space provided below.)

     FOR     WITHHOLD

     [ ]       [ ]        -----------------------------------------------------

2. Ratification of selection of Price
   Waterhouse as independent
   accountants.

     FOR     AGAINST     ABSTAIN

     [ ]       [ ]         [ ]


3. To approve a Stock Incentive Plan       4. To approve a Directors' Deferred
   for officers and key employees of the      Compensation Plan.
   Company and its subsidiaries.

     FOR     AGAINST     ABSTAIN                FOR       AGAINST      ABSTAIN

     [ ]       [ ]         [ ]                  [ ]         [ ]          [ ]


Dated:________________________________________________________________, 1994



- ----------------------------------------------------------------------------
                      Signature of shareholder


- ----------------------------------------------------------------------------
                      Signature (if held jointly)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, date and sign and return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A. When signing as attorney, executor, trustee or guardian or in other representative capacities, please give full title as such.

 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
- -------------------------------------------------------------------------------

AQUARION COMPANY                                                COMMON STOCK

Annual Meeting of Shareholders April 26, 1994                          PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Norwick R.G. Goodspeed, Jack E. McGregor and William S. Warner, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock of Aquarion Company owned by the undersigned at the annual meeting of shareholders to be held in Easton, Connecticut, on April 26, 1994 or any adjournment thereof, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement:

1. Election of Class III            3. To approve a Stock Incen-
   Directors                           tive Plan for officers and key
                                       employees of the Company
2. Ratification of selection of        and its subsidiaries
   independent accountants
                                    4. To approve a Directors'
                                       Deferred Compensation
                                       Plan

  The shares represented hereby will be voted in accordance with the directions given by the shareholder. If not otherwise directed, the shares represented by this proxy will be voted for the matters described on the reverse side.

                     (Continued and to be signed, on reverse side)

- -------------------------------------------------------------------------------